UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2019

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DE		1-10275		75-1914582
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

3000 Olympus Blvd
Dallas	TX			75019
(Address of principal executive offices)				(Zip Code)
		(972)	980-9917
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.10 par value	EAT	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of the Company was held on November 20, 2019. Matters voted upon by shareholders at that meeting were:
Proposal 1
Each of the management’s nominees was elected a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

	Number of Shares Voted

Name	For	Against	Withheld	Broker Non-Vote
Cynthia L. Davis	29,577,680	139,007	39,973	2,875,472
Joseph M. DePinto	29,591,519	133,531	31,610	2,875,472
Harriet Edelman	29,540,709	185,084	30,867	2,875,472
William T. Giles	29,288,729	437,344	30,587	2,875,472
James C. Katzman	29,673,616	52,456	30,588	2,875,472
George R. Mrkonic	28,822,052	902,992	31,616	2,875,472
Prashant N. Ranade	29,664,656	49,891	42,113	2,875,472
Wyman T. Roberts	29,662,757	53,077	40,826	2,875,472
Proposal 2
The proposal to ratify the appointment of KPMG LLP as Independent Auditors for Fiscal 2020 as approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
32,030,125	561,656	40,351	0
Proposal 3
The proposal on executive compensation was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
28,056,094	1,591,929	108,637	2,875,472

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC., a Delaware corporation

Dated: November 22, 2019	By:	/s/ WYMAN T. ROBERTS
Wyman T. Roberts,
President and Chief Executive Officer
and President of Chili’s Grill & Bar
(Principal Executive Officer)